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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): November 13, 2000


                           MERCER INTERNATIONAL INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                  Washington
                           (State of Incorporation)


             0-9409                                91-6087550
    (Commission File Number)          (I.R.S. Employer Identification No.)


                Giesshubelstrasse 15, 8045 Zurich, Switzerland
         (Address of Principal Executive Offices, including Zip Code)


                               41 (1) 201 7710
             (Registrant's Telephone Number, including Area Code)


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ITEM 5.  OTHER EVENTS

Mercer International Inc. (the "Corporation") issued a press release on November 13, 2000 announcing that it has sold its printing paper mill located in Hainsberg, Germany (the "Hainsberg Facility").

The Corporation will realize proceeds of approximately DM 9.2 million (US$4.0 million) plus an amount equal to the net working capital associated with the Hainsberg Facility from the sale. As a result of the said sale, the Corporation will record a one-time gain of approximately US$0.1 million or US$0.01 per share (on a diluted basis) during the fourth quarter of 2000. The Hainsberg Facility produced recycled printing paper and had an annual production capacity of approximately 30,000 tonnes. In fiscal 1999, the Hainsberg Facility produced approximately 29,500 tonnes of paper, contributed approximately US$18.7 million to the Corporation's revenues and reported operating income of approximately US$0.1 million.

The Corporation plans to use the sales proceeds for general working capital purposes.

The sale of the Hainsberg Facility reflected the Corporation's strategy and goal of concentrating its paper resources on the specialty paper market.


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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                             MERCER INTERNATIONAL INC.

                                             By: /s/ Jimmy S.H. Lee
                                                 ----------------------
                                                 Jimmy S.H. Lee
                                                 Chairman

Date:  November 17, 2000